Exhibit 99.1

Media contacts:
Judi Mackey, +1 212 632 1428	Richard Creswell, +44 207 187 2305
judi.mackey@lazard.com	richard.creswell@lazard.com

Monica Orbe, +1 212 632 6968
monica.orbe@lazard.com

LAZARD ESTABLISHES CHICAGO-BASED
PRIVATE EQUITY BUSINESS WITH THE EDGEWATER FUNDS

– Focuses on Growth Equity and Buyouts in the US Middle Market –

NEW YORK, July 16, 2009 — Lazard Ltd (NYSE: LAZ) announced today that it has established a Chicago-based private equity business with The Edgewater Funds, a Chicago-based private equity firm, through the acquisition of The Edgewater Funds’ management vehicles.  Edgewater, which will continue to be managed by its current leadership team who retains a substantial economic interest, is focused on growth-oriented investments and buyouts in the US middle market.

“Edgewater’s founder, Jim Gordon, and his partners have built a strong private equity business in the middle market and a broad network of business relationships in Chicago over the past 18 years,” said Bruce Wasserstein, Chairman and CEO of Lazard.

“The addition of Edgewater will bring a nationally prominent middle market private equity management business to Lazard and will serve as an enhancement to our expanding effort in Chicago, the highly active base for our Financial Advisory business in the Midwest,” said Charles G. Ward, President of Lazard and Chairman of its Asset Management Group.  “We look forward to working with the Edgewater team to build deal flow, growth opportunities and investment sources for the funds.”

“Lazard is the preeminent, global independent firm in strategic financial advisory and management of clients’ assets,” said Jim Gordon, Founder and Managing Partner of Edgewater.  “By joining Lazard, we believe that we can strengthen our investment and capital base and leverage the Lazard brand and international presence to expand our portfolio companies around the globe.  We can also attract talent to partner on new investments and provide a more diverse range of opportunities to benefit our fund investors through the Lazard network of high quality research and world class investment banking.”

In addition to his role as Managing Partner of Edgewater, Mr. Gordon serves on the boards of directors of numerous Chicago area arts institutions and non-profit organizations, including The Chicago Museum of Contemporary Art, the Art Institute of Chicago, Northwestern Memorial Foundation, the Joffrey Ballet, the Museum of Science and Industry of Chicago, Chicago Cares and the Big Shoulders Fund.  He also serves as a Vice Chairman of the board of The Whitney Museum of American Art.

Edgewater primarily manages two middle market funds with approximately $700 million of assets under management, Edgewater Growth Capital Partners, L.P. and Edgewater Growth Capital Partners II, L.P.  The funds are focused on buyout and growth equity investments in middle market companies.

About Lazard
Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 39 cities across 24 countries in North America, Europe, Asia, Australia, Central and South America.  With origins dating back to 1848, the firm provides advice on mergers and acquisitions, restructuring and capital raising, as well as asset management services to corporations, partnerships, institutions, governments, and individuals.  For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology.  These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in reports on Forms 10-Q and 8-K including the following:
●	A decline in general economic conditions or the global financial markets;
●	Losses caused by financial or other problems experienced by third parties;
●	Losses due to unidentified or unanticipated risks;
●	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
●	Competitive pressure.

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Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations.  To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries.  Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month.  Investors can link to Lazard and its operating company websites through www.lazard.com.

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